Exhibit 5.1

DLA Piper LLP (US) 4141 Parklake Avenue, Suite 300 Raleigh, North Carolina 27612-2350 www.dlapiper.com T 919.786.2000 F 919.786.2200

October 9, 2009

Hatteras Financial Corp.

110 Oakwood Drive, Suite 340

Winston Salem, North Carolina 27103

Re:        Registration Statement on Form S-3 (No. 333-159145)

Ladies and Gentlemen:

We are acting as counsel to Hatteras Financial Corp., a Maryland corporation (the “Company”), in connection with the registration of 5,000,000 shares of common stock, $0.001 par value per share (the “Shares”), of the Company covered by the above-referenced Registration Statement as amended by the Post-Effective Amendment No. 1 to the Registration Statement (the “Registration Statement”) on Form S-3 (No. 333-159145) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the prospectus dated October 9, 2009, which forms a part of the Registration Statement (the “Prospectus”). The shares are being issued from time to time in public offerings (collectively, the “Offering”) at market or negotiated prices pursuant to a Prospectus Supplement dated October 9, 2009 (the “Prospectus Supplement”). We are furnishing this opinion letter pursuant to Item 9.01 of Form 8-K and Item 601(b)(5) of the Commission’s Regulation S-K.

We have examined copies of the Company’s Articles of Incorporation (the “Articles”), the Company’s Bylaws, the corporate action taken by the Company that provides for the registration of the Shares and have made such further legal and factual examinations and investigations as we, in our professional judgment, have deemed appropriate to render the opinions contained herein. As to various questions of fact material to our opinions, we have relied upon certificates of, or communications with, officers of the Company and others.

In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Based upon and subject to the foregoing and the further limitations and qualifications hereinafter expressed, we are of the opinion that the Shares have been duly authorized by the Company and, upon issuance and delivery of the Shares in accordance with the Registration Statement and resolutions adopted by the Company’s board of directors relating thereto against payment therefor as provided in the Registration Statement and such resolutions, the Shares will be validly issued, fully paid and non-assessable.

Hatteras Financial Corp.

October 9, 2009

Page Two

Our opinions set forth above are subject to the following general qualifications and assumptions:

1.	The foregoing opinions are rendered as of the date hereof. We assume no obligation to update or supplement the opinions if any laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change the opinions.

2.	We have made no investigation as to, and we express no opinion concerning, any laws other than the Maryland General Corporation Law, applicable provisions of the Constitution of the State of Maryland and reported judicial decisions interpreting the Maryland General Corporation Law and such applicable provisions of such Constitution, and we do not express any opinion herein concerning any other laws.

3.	Without limiting the effect of the immediately preceding qualification, we note that we express no opinion as to compliance with the securities or “blue sky” laws or principles of conflicts of laws of the State of Maryland or any other jurisdiction.

4.	We have assumed that none of the Shares will be issued in violation of Article VII of the Articles.

5.	Our opinions are limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s current report on Form 8-K, filed with the Commission on the date hereof, portions of which are incorporated by reference into the Registration Statement, and to the reference to this firm under the caption “Legal Matters” in the Prospectus and the Prospectus Supplement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)